EXECUTION VERSION

UMAMI SUSTAINABLE SEAFOOD INC.
and
BAJA AQUA-FARMS, S.A. DE C.V.,

as Borrowers

______________________________________________

AMENDMENT NO. 2

Dated as of April 16, 2012

to

CREDIT AGREEMENT

Dated as of August 26, 2011

______________________________________________

AMERRA CAPITAL MANAGEMENT, LLC,
as Administrative Agent

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of April 16, 2012 by and among UMAMI SUSTAINABLE SEAFOOD INC., a Nevada corporation (the "US Borrower"); BAJA AQUA-FARMS, S.A. DE C.V., a Mexican corporation (the "Mexican Borrower" and, together with the US Borrower, the "Borrowers"); and AMERRA CAPITAL MANAGEMENT, LLC, as Administrative Agent for the Lenders (as hereinafter defined).

The Borrowers, the Lenders and the Administrative Agent are parties to certain Credit Agreement dated as of August 26, 2011 (as heretofore amended, supplemented or otherwise modified and in effect on the date hereof, the "Credit Agreement", providing, subject to the respective terms and conditions thereof, for extensions of credit (by making Loans) by the Lenders to the Borrowers; and

The Borrowers have requested (i) an increase in the amount of credit available under the Credit Agreement and (ii) that certain provisions of the Credit Agreement be modified, and the Lenders have indicated their willingness to effect such amendments, pursuant to which the parties hereto wish to amend the Credit Agreement to evidence such changes. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

A.    References in the Credit Agreement to "this Agreement" shall be deemed to be references to the Credit Agreement as amended hereby.

B.    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

"Current Catch Period" means the period from April 1 to September 30, 2012.

"Eligible Catch" means Pledged Inventory which is caught during the Current Catch Period and is fully covered under the insurance policies of the Borrowers.

"Eligible Inventory" means the Product owned by the Mexican Borrower which is (a) stored in Mexico in such locations which are acceptable to the Administrative Agent, (b) held free and clear of any Liens in favor of any third-party, (c) held with good and marketable title, (d) fully covered under the insurance policies of the Borrowers, and (e) pledged as collateral security to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents.

"IE Loan" means the one-time extension of credit made by the Lenders to the Borrowers under this Amendment No. 2 in the principal amount equal to the Inter-Harvest Excess, which amount shall be no greater than $4,000,000.

"Inter-Harvest Excess" means, as of any date of determination, the amount equal to the excess of (A) the Maximum IE over (B) the value of the Eligible Catch determined in accordance with the Applicable Advance Rate.

"Maturity Date" means December 15, 2012.

"Maximum IE" means, with respect to any calendar year, (a) $4,000,000 from April 1 to July 31 thereof, (b) $3,000,000 from August 1 to August 31 thereof, (c) $1,500,000 from September 1 to September 30 thereof, and (d) $0 from October 1 thereof to March 31of the immediately succeeding calendar year.

"Total Facility" means, as to all Loans hereunder at any time, the lesser of (a) $15,000,000 and (b) the Borrowing Base then in effect.

C.    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entirety as follows:

"Applicable Advance Rate" means, at any time, fifty percent (50%) of the lesser of (A) the then fair market value of the Eligible Inventory or the Eligible Catch, as the case may be, and as determined in the sole discretion of the Administrative Agent; (B) the Insured Value thereof multiplied by (1 - the related co-insurance percentage).

"Borrowing Base" means an amount, determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement, equal to the sum, without duplication, of the following values:

(a)    100% of Cash then held in a Collateral Account;

(b)    Eligible Inventory, determined in accordance with the Applicable Advance Rate; and

(c)    Inter-Harvest Excess.

"Borrowing Base Certificate" means a certificate executed by an authorized officer of the respective Borrower and including the following: (a) Cash then held in a Collateral Account, (b) a schedule of inventory balances per general ledger for such Borrower, all in a form acceptable to the Administrative Agent, (c) the calculations to determine the amount then equal to the Inter-Harvest Excess, and (d) during the Current Catch Period, a schedule of Eligible Catch balances and supporting documentation in a form acceptable to the Administrative Agent.

"Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $15,000,000.

"Commitment Termination Date" means the day falling thirty (30) days prior to the Maturity Date.

"Compliance Certificate" means a certificate of a Financial Officer of the US Borrower or the Mexican Borrower, as the case may be, certifying as to compliance with all covenants under the Loan Documents, including borrowing base calculations relating to the Eligible Inventory or the Eligible Catch, as the case may be, and a report setting forth the insurance coverage constituting the Insured Value thereof, together with evidence of then current insurance coverage.

"Insured Value" means, at any time with respect to the Eligible Inventory or the Eligible Catch, as the case may be, the stated value set forth on the insurance coverage relating thereto as such is then maintained by the Loan Parties.

"Loan" means an extension of credit made by the Lenders to either Borrower pursuant to this Agreement, including the IE Loan.

D.    The following definitions in Section 1.01 of the Credit Agreement are hereby deleted in the respective entirety: Termination Date.

E.    References in the Credit Agreement to the "Termination Date" shall be deemed to be references to the "Maturity Date".

F.    Section 2.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees (i) to make Loans to the Borrowers on or after the date hereof, but prior to the Commitment Termination Date, in an aggregate principal amount that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment; (ii) to make the IE Loan to the Borrowers on or after the data hereof, but prior to July 1, 2012, in an aggregate principal amount of no more than $4,000,000; provided, however, the aggregate principal amount of the Loans shall not at any time exceed the Total Facility in effect at such time. Amounts borrowed under this Section and repaid or prepaid may not be re-borrowed.

G.    Section 2.06(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date; provided, the unpaid principal amount of the IE Loan shall be repaid or refinanced by the Borrowers hereunder in full on or prior to September 30, 2012.

H.    Section 2.08(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

The Loans shall bear interest at the LIBO Rate plus nine percent (9.00%) per annum and the IE Loan shall bear interest at the LIBO Rate plus eleven and three-quarters percent (11.75%) per annum.

I.    Section 5.01(d) of the Credit Agreement is hereby amended to read in its entirety as follows within five (5) days after the end of each month of each fiscal year of the Borrowers, then current Borrowing Base Certificate of the Borrowers, then current fish reports maintained by the Borrowers, reports as to the Eligible Inventory or the Eligible Catch, as the case may be, for each of the related Loan Parties, a schedule as to secured Indebtedness then owed by the Loan Parties, any written communication with insurance carriers with respect to the Eligible Inventory or the Eligible Catch, as the case may be, any written communication with fish insurance brokers and underwriters and a Compliance Certificate of the Borrowers with respect to such month.

J.    Schedule 2.01 of the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit B to this Amendment No. 2.

Section 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 2.

Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

A.    Execution by all Parties. This Amendment No. 2 shall have been executed and delivered by each of the parties hereto.

B.    Execution by the Borrowers. The Borrowers shall have executed and delivered to the Administrative Agent a promissory note in the principal amount of $15,000,000, substantially in the form of Exhibit A to this Amendment No. 2, which promissory note shall replace the Notes originally issued by the Borrowers in connection with the Credit Agreement.

C.    Corporate Action. The Administrative Agent shall have received certified copies of all corporate action (or its equivalent) taken by the Mexican Borrower approving this Amendment No. 2, the Credit Agreement as amended hereby and the borrowings by the Borrower under the Credit Agreement as amended hereby, substantially in the form of Exhibit C to this Amendment No. 2, which action will expressly incorporate without limitation the following: (i) the execution of this Amendment No. 2 on behalf of the Mexican Borrower through its board of directors, (ii) the ratification of all other acts and amendments to any documents relating to the Credit Agreement, and (iii) the authorization of special delegates to effect on behalf of the Administrative Agent updates to the public registries relating to the Mexican Security Documents so as to specify that the Indebtedness of the Mexican Borrower under the Credit Agreement has been increased as set forth in this Amendment No. 2 and that the collateral described herein shall secure such increase in Indebtedness.

D.    Valuation. The Administrative Agent shall have received from the Borrowers documents relating to the fishing vessels on which Liens are to be granted by the Borrowers in connection herewith, including evidence of clean and marketable title, and appraisal or valuation reports, and the Administrative Agent shall be satisfied with the form and content thereof.

E.    Certain Payments. The Administrative Agent shall have received from the Borrowers payment of an amendment issuance discount fee in the amount of $75,000.

G.    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonable request.

Section 5. Additional Affirmative Covenants. Within ten (10) Business Days hereof, the Borrowers shall deliver to the Administrative Agent satisfactory evidence of one or more mortgage instrument with respect to each fishing vessel to be pledged by the Borrowers hereunder (more specifically identified as "Orion" and Registration Certificate No. 0201308523-5 before the General Coordination of Ports and Merchant Marine, as issued by the Ministry of Communications and Transportation of the United Mexican States), pursuant to which the Mexican Borrower shall grant a Lien thereon in favor of the Administrative Agent and the Lenders. Each such instrument shall (i) constitute a Mexican Security Agreement, (ii) be duly executed before a Notary Public in the United Mexican States, (iii) have been filed for registration in the Mexican National Maritime Registry (Registro Público Marítimo Nacional), and (iv) be substantially in the form of Exhibit D to this Amendment No. 2. The Failure of the Borrowers to comply with this Section 5 will constitute an Event of Default under the Credit Agreement.

Section 6.    No Other Effect on Loan Documents. The Credit Agreement and each of the other Loan Documents, including the Security Documents, as specifically modified by this Amendment No. 2, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment No. 2 is a Loan Document.

Section 7.    No Waiver. The execution, delivery and effectiveness of this Amendment No. 42shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

Section 8.    Governing Law. THIS AMENDMENT NO. 42SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 10.    Miscellaneous. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of the Amendment No. 2.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

UMAMI SUSTAINABLE SEAFOOD INC., as
US Borrower

By	/s/ Oli V. Steindorsson
	Name:	Oli V. Steindorsson
	Title:	Chief Executive Officer

BAJA AQUA-FARMS, S.A. DE C.V., as
Mexican Borrower

By	/s/ Oli V. Steindorsson
	Name:	Oli V. Steindorsson
	Title:	Presidente

AMERRA CAPITAL MANAGEMENT, LLC,
as Administrative Agent

By	/s/ Nancy L. Obler
	Name:	Nancy L. Obler
	Title:	Managing Director

LENDERS

AMERRA AGRI FUND II, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Nancy L. Obler
	Name:	Nancy L. Obler
	Title:	Managing Director

AMERRA AGRI OFFSHORE FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Nancy L. Obler
	Name:	Nancy L. Obler
	Title:	Managing Director

AMERRA AGRI OPPORTUNITY FUND, LP,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Nancy L. Obler
	Name:	Nancy L. Obler
	Title:	Managing Director

JPMORGAN CHASE RETIREMENT PLAN,
as Lender

By:	AMERRA Capital Management, LLC,
Investment Manager

By	/s/ Nancy L. Obler
	Name:	Nancy L. Obler
	Title:	Managing Director

EXHIBIT A
TO AMENDMENT NO. 4

Form of Promissory Note

EXHIBIT B
TO AMENDMENT NO. 2

Commitments

Lender	Allocations
AMERRA Agri Fund, L.P.	$5,880,000.00
AMERRA Agri Offshore Fund , L.P.	$1,740,000.00
AMERRA Agri Opportunity Fund, L.P.	$5,880,000.00
JP Morgan Chase Retirement Plan	$1,500,000.00
TOTAL	$15,000,000.00

EXHIBIT C
TO AMENDMENT NO. 2

Form of Board Resolutions for Mexican Borrower

EXHIBIT D
TO AMENDMENT NO. 2

Form of Maritime Mortgage by Mexican Borrower